As filed with the Securities and Exchange Commission on June 28, 2017
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
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AVADEL PHARMACEUTICALS PLC
(Exact name of Registrant as specified in its charter)
Ireland	98-1341933
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Block 10-1 Blanchardstown Corporate Park, Ballycoolin Dublin 15, Ireland	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)
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2017 Omnibus Incentive Compensation Plan
2017 Employee Share Purchase Plan
(Full title of the plans)
Phillandas T. Thompson, Esq.
Avadel Pharmaceuticals plc
16640 Chesterfield Grove Road
Suite 200
Chesterfield, MO 63005
(Name and address of agent for service)
(636) 449-1840
(Telephone number, including area code, of agent for service)
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Copies of all correspondence to:

Timothy I Kahler, Esq.	Christopher McLaughlin, Esq.
Joseph Walsh, Esq.	Arthur Cox
Troutman Sanders LLP	Ten Earlsfort Terrace
875 Third Avenue	Dublin 2, Ireland
New York, NY 10022	+353 1 618 0000
(212) 704-6000

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, $0.01 nominal value	5,000,000(2)	$10.85(3)	$54,250,000(3)	$6,287.58(3)
(1)	Each Ordinary Share is represented by one American Depositary Share ("ADS").
(2)	Represents 4,000,000 ordinary shares, $0.01 nominal value each, of Avadel Pharmaceuticals plc (the "Registrant") to be offered pursuant to the Registrant's 2017 Omnibus Incentive Compensation Plan, and 1,000,000 ordinary shares, $0.01 nominal value each, of the Registrant to be offered pursuant to the Registrant's 2017 Employee Share Purchase Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional ordinary shares, $0.01 nominal value each, of the Registrant, which may be offered and issued to prevent dilution resulting from adjustments as a result of stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments.
(3)	Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act of 1933, using the average of the high and low sale prices of the ADSs of the Registrant as reported on The NASDAQ Global Market on June 26, 2017, which was $10.85 per share.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
ITEM 1.	Plan Information.
Not required to be filed with this Registration Statement.
ITEM 2.	Registrant Information and Employee Plan Annual Information.
Not required to be filed with this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3.	Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission"):
•	The Registrant's Annual Report on Form 10-K (File No. 001-37977) for the year ended December 31, 2016, filed with the Commission on March 28, 2017.
•	The Registrant's Quarterly Report on Form 10-Q (File No. 001-37977) for the quarterly period ended March 31, 2017, filed with the Commission on May 10, 2017.
•
The Registrant's Current Reports on Form 8-K (File No. 001-37977) filed with the Commission on March 31, 2017, April 7, 2017, April 18, 2017, April 25, 2017, May 1, 2017, May 18, 2017, May 26, 2017, and May 30, 2017.

•
The description of the Registrant's ordinary shares, $0.01 nominal value each (the "Ordinary Shares"), set forth under the caption "Description of Share Capital" beginning on page 13 of the Registrant's post-effective amendment No. 2 to Form F-3 on Form S-3 (Registration No. 333-183961) filed with the Commission on January 6, 2017 (the "Registrant's January 2017 Form S-3 Amendment"), including any amendments or reports filed for the purpose of updating such description.

•
The description of the Registrant's American Depositary Shares set forth under the caption "Description of American Depositary Shares" beginning on page 27 of the Registrant's January 2017 Form S-3 Amendment, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the Ordinary Shares offered have been sold or which deregisters all of such Ordinary Shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Notwithstanding the above, information that is "furnished to" the Commission shall not be deemed "filed with" the Commission and shall not be deemed incorporated by reference into this Registration Statement.
ITEM 4.	Description of Securities.
Not applicable.
ITEM 5.	Interests of Named Experts and Counsel.
Not applicable.
ITEM 6.	Indemnification of Directors and Officers.

ITEM 6.	Indemnification of Directors and Officers.

If a director or officer of an Irish company is found to have breached his or her fiduciary duties to that company, he or she may be held personally liable to the company in respect of that breach of duty. The Registrant's constitution contains indemnification and expense advancement provisions for persons who are not directors, the secretary or assistant secretaries of the Registrant. The Registrant's constitution also (i) confers a more limited indemnity on its directors, secretary and assistant secretaries for certain costs, and (ii) discharges the liability of a director, the secretary or assistant secretary where judgment is found in favor of such director, secretary or assistant secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director, secretary or assistant secretary acted honestly and reasonably and ought fairly to be excused. This limitation does not apply to executives who are not directors, the secretary or assistant secretaries of the Registrant. Any provision which seeks to indemnify a director, secretary or assistant secretary of an Irish company over and above this shall be void under Irish law, whether contained in its constitution or any contract between the director and the company.
Under Irish law, a company may not exempt its directors from liability for negligence or a breach of duty. However, where a breach of duty has been established, directors may be exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.
Irish companies may take out directors' and officers' liability insurance, as well as other types of insurance, for their directors and officers. The Registrant has taken out directors' and officers' liability insurance, as well as other types of insurance, for its directors and officers.
ITEM 7.	Exemption from Registration Claimed.
Not applicable.
ITEM 8	Exhibits.
Reference is made to the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.
ITEM 9.	Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act,

(ii)      to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration fee" table in the effective Registration Statement; and

(iii)      to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the Registration Statement;
      (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chesterfield, Missouri, on June 28, 2017.

AVADEL PHARMACEUTICALS PLC
By:	/s/ Michael S. Anderson
Michael S. Anderson
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of Craig R. Stapleton, Francis J.T. Fildes, Benoit Van Assche, Christophe Navarre, and Peter Thornton constitutes and appoints Michael S. Anderson and Phillandas T. Thompson, and each of them, as his true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable Avadel Pharmaceuticals plc to comply with the Securities Act of 1933 (the "Securities Act") and any requirements of the Securities and Exchange Commission (the "Commission") in respect thereof in connection with the filing with the Commission of this Registration Statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, Registration Statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Michael S. Anderson	Chief Executive Officer (Principal Executive Officer) and Director	June 28, 2017
Michael S. Anderson

/s/ Michael F. Kanan	Chief Financial Officer (Principal Financial Officer)	June 28, 2017
Michael F. Kanan

/s/ David P. Gusky	Corporate Controller (Principal Accounting Officer)	June 28, 2017
David P. Gusky

Non-Executive Chairman of the Board and Director
Craig R. Stapleton

/s/ Francis J.T. Fildes	Director	June 28, 2017
Francis J.T. Fildes

/s/ Benoit Van Assche	Director	June 28, 2017
Benoit Van Assche

Director
Christophe Navarre

/s/ Peter Thornton	Director	June 28, 2017
Peter Thornton

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Constitution (containing the Memorandum and Articles of Association) of Avadel Pharmaceuticals plc(1)
5.1	Opinion of Arthur Cox, Solicitors
23.1	Consent of PricewaterhouseCoopers Audit
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of Arthur Cox, Solicitors(2)
24.1	Power of Attorney (included on signature page)
99.1	2017 Omnibus Incentive Compensation Plan(3)
99.2	2017 Employee Share Purchase Plan(4)
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(1) Incorporated by reference to Appendix 15 of Exhibit 2.1 to the Registrant's current report on Form 8-K, filed with the Commission on July 1, 2016.

(2) Included in Exhibit 5.1.

(3) Incorporated by reference to Annex A of the definitive Proxy Statement of the Registrant on Schedule 14A filed with the Commission on May 1, 2017.

(4) Incorporated by reference to Annex B of the definitive Proxy Statement of the Registrant on Schedule 14A filed with the Commission on May 1, 2017.